Exhibit 5.1

ANDREW I. TELSEY, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Centennial, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

October 31, 2016

Board of Directors

Bitmis Corporation

Unit No. 5784

152 Chartered Square Building212/19

Bangkok, Thailand 10500537

Re:	Bitmis Corporation Form S-1 Registration Statement and related Prospectus

Dear Sirs:

We have acted as counsel to Bitmis Corporation  (the "Registrant"), a Nevada corporation, in connection with the registration of 5,000,000 shares of common stock, $.001 par value per share to be offered by the Registrant.  We have examined the Articles of Incorporation and Bylaws of the Registrant, along with certain resolutions adopted by the Registrant’s Board of Directors and such other documents as we have deemed relevant and material.  Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant as to factual matters, it is the opinion of this office that:

    1.  The Registrant has been duly organized and is validly existing and in good standing in the State of Nevada, the jurisdiction of its incorporation.

2.  The 5,000,000 common shares being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable. in accordance with the general requirements of Nevada corporation law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

The opinion opines upon the laws of the State of Nevada and reported judicial decisions interpreting those laws. This opinion does not address or relate to any specific state securities laws. The undersigned assumes no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

The undersigned is an attorney licensed to practice before the Supreme Court of Colorado and is not prohibited or otherwise enjoined from practicing before the Securities and Exchange Commission.

Yours truly,

/s/ ANDREW I. TELSEY

ANDREW I. TELSEY, P.C.